Exhibit 99.1

Avnet Reports Fourth Quarter and Fiscal 2021 Financial Results

Record fourth quarter sales of $5.2 billion, up 25.7% year over year with diluted EPS of $0.85

Fourth quarter adjusted diluted EPS of $1.12, up 75% year over year

PHOENIX – August 11, 2021 – Avnet, Inc. (Nasdaq: AVT) today announced results for its fourth quarter and fiscal year ended July 3, 2021.

Commenting on the Company’s financial results, Avnet Chief Executive Officer Phil Gallagher stated, “In the fourth quarter, we delivered strong sales growth with record sales in our Electronic Components business and at Farnell, driving operating margin improvement approaching our 3% and 10% near-term targets, respectively. We remain well-positioned across all operating regions and are continuing to capitalize on the strong demand environment to capture additional market opportunities. Avnet’s role at the center of the technology supply chain continues to be more vital than ever. As a result, our focus on providing trusted support to our customers and suppliers is driving robust financial performance which is demonstrated in our results.”

Fiscal Fourth Quarter Key Financial Highlights:

●	Sales of $5.2 billion, up from $4.9 billion sequentially and $4.2 billion in the prior year quarter.
o	On a constant currency basis, sales grew 21.5% year over year and 6.4% sequentially.
●	GAAP diluted earnings per share of $0.85, compared with $0.53 in the prior year quarter.
o	Non-GAAP adjusted diluted earnings per share of $1.12, compared with $0.64 in the prior year quarter.
●	GAAP operating margin of 2.3% increased 221 basis points year over year.
o	Adjusted operating margin of 2.9% increased 187 basis points year over year.
●	Farnell operating margins increased 469 basis points year over year and 224 basis points sequentially to 8.3%.

Key Financial Metrics

($ in millions, except per share data)

Fourth Quarter Results (GAAP)
	Jun – 21	Jun – 20	Change Y/Y		Mar – 21	Change Q/Q
Sales	$5,226.7	$4,159.7	25.7%		$4,916.7	6.3%
Operating Income	118.0	1.9	6,045.9%		87.7	34.6%
Operating Income Margin	2.3%	0.1%	221	bps	1.8%	48	bps
Diluted Earnings Per Share (EPS)	$0.85	$0.53	60.4%		$1.07	(20.6)%
Fourth Quarter Results (Non-GAAP)(1)
	Jun – 21	Jun – 20	Change Y/Y		Mar – 21	Change Q/Q
Sales	$5,226.7	$4,159.7	25.7%		$4,916.7	6.3%
Adjusted Operating Income	151.8	42.9	253.7%		110.5	37.3%
Adjusted Operating Income Margin	2.9%	1.0%	187	bps	2.3%	65	bps
Adjusted Diluted Earnings Per Share (EPS)	$1.12	$0.64	75.0%		$0.74	51.4%
Segment and Geographical Mix
	Jun – 21	Jun – 20	Change Y/Y		Mar – 21	Change Q/Q
Electronic Components (EC) Sales	$4,785.3	$3,867.6	23.7%		$4,520.6	5.9%
EC Operating Income Margin	3.1%	1.5%	157	bps	2.6%	47	bps
Farnell Sales	$441.4	$292.1	51.1%		$396.1	11.4%
Farnell Operating Income Margin	8.3%	3.6%	469	bps	6.0%	224	bps
Americas Sales	$1,194.4	$1,149.3	3.9%		$1,161.0	2.9%
EMEA Sales	1,737.3	1,344.2	29.3%		1,585.6	9.6%
Asia Sales	2,295.0	1,666.2	37.7%		2,170.1	5.8%
TI Sales
	Jun – 21	Jun – 20	Change Y/Y		Mar – 21	Change Q/Q
Sales of TI Products	$-	$322.5	-%		$1.7	-%

(1)	A reconciliation of non-GAAP financial measures to GAAP financial measures is presented in the “Non-GAAP Financial Information” section of this press release.

Additional Fourth Quarter Fiscal 2021 Highlights

●	Returned $22 million to shareholders with dividends paid during the quarter, upon increasing the dividend by 4.8% in the fiscal fourth quarter.
●	Redeemed $300 million of outstanding 3.75% notes in May 2021 and refinanced with $300 million 3.0% notes due May 2031.
●	Infineon ATV awarded Avnet Americas Distributor of the Year.
●	ams Osram named Avnet Americas Distributor of the Year.
●	Avnet was selected as Mercury Supplier of the Year.

Outlook for the First Quarter of Fiscal 2022 Ending on October 2, 2021

	Guidance Range	Midpoint
Sales	$5.1B – $5.4B	$5.25B
Adjusted Diluted EPS(1)	$1.02 – $1.12	$1.07

(1)	A reconciliation of non-GAAP guidance to GAAP guidance is presented in the “Non-GAAP Financial Information” section of this press release.

The above guidance is based upon current market conditions and inventory availability. The mid-point of the sales guidance indicates year over year organic growth of 26% after excluding the extra week and sales of TI products in the first quarter of fiscal 2021. The above guidance also excludes amortization of intangibles, any potential restructuring, integration, and other expenses and certain income tax adjustments. The above guidance assumes an effective tax rate of between 19% and 23% as compared to 13.5% in the fourth quarter of fiscal 2021. The above guidance assumes 100 million average diluted shares outstanding and average U.S. Dollar to Euro and GBP currency exchange rates are as shown below:

	Q1 Fiscal
	2022	Q4 Fiscal	Q1 Fiscal
	Guidance	2021	2021
Euro	$1.18	$1.20	$1.17
GBP	$1.39	$1.40	$1.29

Today’s Conference Call and Webcast Details

Avnet will host a quarterly webcast and teleconference today at 1:30 p.m. PT and 4:30 p.m. ET to discuss its financial results and provide a corporate update. The webcast can be accessed via Avnet’s Investor Relations web page at: https://ir.avnet.com.

Those who would still like to participate in the live call can dial 877-407-8112 or 201-689-8840. A replay of the conference call will be available for 90 days, through November 9 at 5:00 p.m. ET, and can be accessed by dialing: 877-660-6853 or 201-612-7415 and using Conference ID: 13719590.

Forward-Looking Statements

This document contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, with respect to the financial condition, results of operations and business of the Company. You can find many of these statements by looking for words like “believes,” “projected”, “plans,” “expects,” “anticipates,” “should,” “will,” “may,” “estimates” or similar expressions. These forward-looking statements are subject to numerous assumptions, risks and uncertainties. You should understand that the following important factors, in addition to those discussed elsewhere in the Company’s Annual Report on Form 10-K for the fiscal year ended June 27, 2020 and subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, could affect the Company’s future results of operations, and could cause those results or other outcomes to differ materially from those expressed or implied in the forward-looking statements: the scope and duration of the COVID-19 pandemic and its impact on global economic systems, access to financial markets and the Company’s employees, operations, customers, and supply chain; competitive pressures among distributors of electronic components; an industry down-cycle in semiconductors; relationships with key suppliers and allocations of products by suppliers; risks relating to the Company’s international sales and operations, including risks relating to the ability to repatriate cash, foreign currency fluctuations, inflation, duties and taxes, and compliance with international and U.S. laws; risks relating to acquisitions, divestitures and investments; adverse effects on the Company’s supply chain, operations of its distribution centers, shipping costs, third-party service providers, customers and suppliers, including as a result of issues caused by natural and weather-related disasters, pandemics and health related crisis, social unrest or warehouse modernization and relocation efforts; risks related to cyber-attacks, other privacy and security incidents and information systems, including related to current or future implementations, integrations or upgrades; general economic and business conditions (domestic, foreign and global) affecting the Company’s operations and financial performance and, indirectly, the Company’s credit ratings, debt covenant compliance, and liquidity and access to financing; geopolitical events, including the uncertainty caused by the United Kingdom’s exit from, and agreement for a new partnership with, the European Union; and legislative or regulatory changes affecting the Company’s businesses.

Any forward-looking statement speaks only as of the date on which that statement is made. Except as required by law, the Company assumes no obligation to update any forward-looking statement to reflect events or circumstances that occur after the date on which the statement is made.

About Avnet

As a leading global technology distributor and solutions provider, Avnet has served customers’ evolving needs for an entire century. We support customers at each stage of a product’s lifecycle, from idea to design and from prototype to production. Our unique position at the center of the technology value chain enables us to accelerate the design and supply stages of product development so customers can realize revenue faster. Decade after decade, Avnet helps its customers and suppliers around the world realize the transformative possibilities of technology. Learn more about Avnet at www.avnet.com. (AVT_IR)

Investor Relations Contacts

Joe Burke, 480-643-7431

Joseph.Burke@avnet.com

Media Relations Contact

Jeanne Forbis, 480-643-7499

Jeanne.Forbis@Avnet.com

AVNET, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Fourth Quarters Ended		Years Ended
	July 3,	June 27,	July 3,	June 27,
	2021	2020	2021	2020

	(Thousands, except per share data)
Sales	$5,226,734	$4,159,700	$19,534,679	$17,634,333
Cost of sales	4,581,787	3,684,629	17,294,049	15,570,877
Gross profit	644,947	475,071	2,240,630	2,063,456
Selling, general and administrative expenses	498,497	451,099	1,874,831	1,842,122
Restructuring, integration, impairment and other expenses	28,449	22,052	84,391	225,962
Operating income (loss)	118,001	1,920	281,408	(4,628)
Other (expense) income, net	(2,955)	7,425	(19,006)	(2,215)
Interest and other financing expenses, net	(23,345)	(25,489)	(89,473)	(122,742)
Income (loss) before taxes	91,701	(16,144)	172,929	(129,585)
Income tax expense (benefit)	6,346	(68,304)	(20,185)	(98,504)
Net income (loss)	$85,355	$52,160	$193,114	$(31,081)

Earnings (loss) per share:
Basic	$0.86	$0.53	$1.95	$(0.31)
Diluted	$0.85	$0.53	$1.93	$(0.31)

Shares used to compute earnings per share:
Basic	99,655	98,855	99,258	100,474
Diluted	100,630	99,025	100,168	100,474
Cash dividends paid per common share	$0.22	$0.21	$0.85	$0.84

AVNET, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

	July 3,	June 27,
	2021	2020

	(Thousands)
ASSETS
Current assets:
Cash and cash equivalents	$199,691	$477,038
Receivables, net	3,576,130	2,928,386
Inventories	3,236,837	2,731,988
Prepaid and other current assets	150,763	191,394
Total current assets	7,163,421	6,328,806
Property, plant and equipment, net	368,452	404,607
Goodwill	838,105	773,734
Intangible assets, net	28,539	65,437
Operating lease assets	265,988	275,917
Other assets	260,917	256,696
Total assets	$8,925,422	$8,105,197

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Short-term debt	$23,078	$51
Accounts payable	2,401,357	1,754,078
Accrued expenses and other	572,457	472,924
Short-term operating lease liabilities	58,346	53,313
Total current liabilities	3,055,238	2,280,366
Long-term debt	1,191,329	1,424,791
Long-term operating lease liabilities	239,838	253,719
Other liabilities	354,833	419,923
Total liabilities	4,841,238	4,378,799
Shareholders’ equity	4,084,184	3,726,398
Total liabilities and shareholders’ equity	$8,925,422	$8,105,197

AVNET, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Years Ended
	July 3, 2021	June 27, 2020

	(Thousands)
Cash flows from operating activities:
Net income (loss)	$193,114	$(31,081)

Non-cash and other reconciling items:
Depreciation	90,884	101,100
Amortization	41,033	81,139
Amortization of operating lease assets	56,782	60,656
Deferred income taxes	14,650	(34,264)
Stock-based compensation	29,339	26,832
Goodwill, long-lived asset and other impairments	15,166	159,346
Other, net	22,512	31,343
Changes in (net of effects from businesses acquired and divested):
Receivables	(615,353)	221,486
Inventories	(409,075)	266,791
Accounts payable	620,973	(106,990)
Accrued expenses and other, net	30,924	(46,176)
Net cash flows provided by operating activities	90,949	730,182

Cash flows from financing activities:
Issuance of notes, net of discounts	297,660	—
Repayments of public notes	(305,077)	(302,038)
Borrowings (repayments) under accounts receivable securitization, net	22,900	(227,300)
Borrowings (repayments) under senior unsecured credit facility, net	(231,680)	223,058
Repayments under bank credit facilities and other debt, net	(2,789)	(2,123)
Repurchases of common stock	—	(237,842)
Dividends paid on common stock	(84,309)	(83,975)
Other, net	(10,718)	(14,330)
Net cash flows used for financing activities	(314,013)	(644,550)

Cash flows from investing activities:
Purchases of property, plant and equipment	(50,363)	(73,516)
Acquisitions of assets and businesses	(18,381)	(51,509)
Other, net	7,548	(9,992)
Net cash flows used for investing activities	(61,196)	(135,017)
Effect of currency exchange rate changes on cash and cash equivalents	6,913	(19,682)
Cash and cash equivalents:
— decrease	(277,347)	(69,067)
— at beginning of period	477,038	546,105
— at end of period	$199,691	$477,038

Non-GAAP Financial Information

In addition to disclosing financial results that are determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company also discloses certain non-GAAP financial information including (i) adjusted operating income, (ii) adjusted operating expenses, (iii) adjusted other income (expense), (iv) adjusted income tax expense, (v) adjusted income before income taxes, (vi) adjusted diluted earnings per share, and (vii) sales adjusted for the impact of significant acquisitions and other items (as defined in the Organic Sales section of this document).

There are also references to the impact of foreign currency in the discussion of the Company’s results of operations. When the U.S. Dollar strengthens and the stronger exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is a decrease in U.S. Dollars of reported results. Conversely, when the U.S. Dollar weakens and the weaker exchange rates of the current year are used to translate the results of operations of Avnet’s subsidiaries denominated in foreign currencies, the resulting impact is an increase in U.S. Dollars of reported results. In the discussion of the Company’s results of operations, results excluding this impact are referred to as “constant currency.” Management believes organic sales and sales in constant currency are useful measures for evaluating current period performance as compared with prior periods and for understanding underlying trends. In order to determine the translation impact of changes in foreign currency exchange rates on sales, income or expense items for subsidiaries reporting in currencies other than the U.S. Dollar, the Company adjusts the average exchange rates used in current periods to be consistent with the average exchange rates in effect during the comparative period.

Management believes that operating income and operating expenses adjusted for restructuring, integration and other expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other, are useful measures to help investors better assess and understand the Company’s operating performance. This is especially the case when comparing results with previous periods or forecasting performance for future periods, primarily because management views the excluded items to be outside of Avnet’s normal operating results or non-cash in nature. Management analyzes operating income and operating expenses without the impact of these items as an indicator of ongoing margin performance and underlying trends in the business. Management also uses these non-GAAP measures to establish operational goals and, in most cases, for measuring performance for compensation purposes. Management measures operating income for its reportable segments excluding restructuring, integration and other expenses, goodwill and intangible asset impairment expenses and amortization of acquired intangible assets and other.

Additional non-GAAP metrics management uses is adjusted operating income margin, which is defined as adjusted operating income (as defined above) divided by sales.

Management also believes income tax expense (benefit), net income and diluted earnings (loss) per share adjusted for the impact of the items described above and certain items impacting other income (expense) and income tax expense (benefit) are useful to investors because they provide a measure of the Company’s net profitability on a more comparable basis to historical periods and provide a more meaningful basis for forecasting future performance. Adjustment to income tax expense (benefit) and the effective income tax rate include the effect of changes in tax laws including recent tax law changes in the U.S., certain changes in valuation allowances and unrecognized tax benefits, income tax audit settlements and adjustments to the adjusted interim effective tax rate based upon the expected annual adjusted effective tax rate. Additionally, because of management’s focus on generating shareholder value, of which net profitability is a primary driver, management believes net income and diluted earnings (loss) per share excluding the impact of these items provides an important measure of the Company’s net profitability for the investing public.

Any analysis of results and outlook on a non-GAAP basis should be used as a complement to, and in conjunction with, results presented in accordance with GAAP. All amounts below relate to Avnet’s continuing operations.

		Quarters Ended
	Fiscal Year	July 3,	April 3,	January 2,	October 3,
	2021*	2021	2021	2021	2020

	($ in thousands, except per share amounts)

GAAP selling, general and administrative expenses	$1,874,831	$498,497	$463,092	$442,084	$471,158
Amortization of intangible assets and other	(41,245)	(5,370)	(5,283)	(10,417)	(20,175)
Adjusted operating expenses	1,833,586	493,127	457,809	431,667	450,983

GAAP operating income	$281,408	$118,001	$87,684	$57,221	$18,502
Restructuring, integration and other expenses	84,391	28,449	17,574	11,948	26,420
Amortization of intangible assets and other	41,245	5,370	5,283	10,417	20,175
Adjusted operating income	407,044	151,820	110,541	79,586	65,097

GAAP income (loss) before income taxes	$172,929	$91,701	$70,121	$34,403	$(23,297)
Restructuring, integration and other expenses	84,391	28,449	17,574	11,948	26,420
Amortization of intangible assets and other	41,245	5,370	5,283	10,417	20,175
Other expenses - equity investment impairments and other	20,413	5,139	-	51	15,223
Adjusted income before income taxes	318,978	130,659	92,978	56,819	38,521

GAAP income tax expense (benefit)	$(20,185)	$6,346	$(37,363)	$15,240	$(4,408)
Restructuring, integration and other expenses	17,468	6,172	4,118	2,577	4,601
Amortization of intangible assets and other	9,099	1,025	1,008	2,037	5,029
Other expenses - equity investment impairments and other	90	38	-	26	26
Income tax benefit (expense) items, net	41,275	4,091	50,682	(10,788)	(2,710)
Adjusted income tax expense	47,747	17,672	18,445	9,092	2,538

GAAP net income (loss)	$193,114	$85,355	$107,484	$19,163	$(18,889)
Restructuring, integration and other expenses (net of tax)	66,923	22,277	13,456	9,371	21,819
Amortization of intangible assets and other (net of tax)	32,146	4,345	4,275	8,380	15,146
Other expenses - equity investment impairments and other (net of tax)	20,323	5,101	-	25	15,197
Income tax (benefit) expense items, net	(41,275)	(4,091)	(50,682)	10,788	2,710
Adjusted net income	271,231	112,987	74,533	47,727	35,983

GAAP diluted earnings (loss) per share	$1.93	$0.85	$1.07	$0.19	$(0.19)
Restructuring, integration and other expenses (net of tax)	0.67	0.22	0.13	0.09	0.22
Amortization of intangible assets and other (net of tax)	0.32	0.04	0.04	0.09	0.15
Other expenses - equity investment impairments and other (net of tax)	0.20	0.05	-	0.00	0.15
Income tax (benefit) expense items, net	(0.41)	(0.04)	(0.50)	0.11	0.03
Adjusted diluted EPS	2.71	1.12	0.74	0.48	0.36

* May not foot/cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date.

		Quarters Ended
	Fiscal Year	June 27,	March 28,	December 29,	September 29,
	2020*	2020*	2020*	2019*	2019*

	($ in thousands, except per share amounts)
GAAP selling, general and administrative expenses	$1,842,122	$451,099	$469,646	$464,873	$456,503
Amortization of intangible assets and other	(81,555)	(18,952)	(21,071)	(21,454)	(20,078)
Adjusted operating expenses	1,760,567	432,147	448,576	443,419	436,426

GAAP operating (loss) income	$(4,628)	$1,920	$(115,760)	$46,475	$62,738
Restructuring, integration and other expenses	81,870	23,796	19,211	14,265	24,598
Goodwill and long-lived asset impairment expenses (benefits)	144,092	(1,744)	145,836	-	-
Amortization of intangible assets and other	81,555	18,952	21,071	21,454	20,078
Adjusted operating income	302,889	42,924	70,358	82,194	107,414

GAAP (loss) income before income taxes	$(128,107)	$(16,144)	$(158,086)	$12,086	$34,038
Restructuring, integration and other expenses	81,870	23,796	19,211	14,265	24,598
Goodwill and long-lived asset impairment expenses (benefits)	144,092	(1,744)	145,836	-	-
Amortization of intangible assets and other	81,555	18,952	21,071	21,454	20,078
Other expenses and early debt redemption	21,582	2,054	15,526	4,002	-
Adjusted income before income taxes	200,992	26,914	43,558	51,807	78,713

GAAP income tax expense (benefit)	$(98,574)	$(68,304)	$(29,425)	$6,870	$(7,714)
Restructuring, integration and other expenses	18,648	4,659	4,372	3,377	6,240
Goodwill and long-lived asset impairment expenses	6,433	207	6,226	-	-
Amortization of intangible assets and other	16,119	3,613	4,307	3,964	4,235
Other expenses and early debt redemption	6,238	506	4,992	740	-
Income tax benefit (expense) items, net	47,655	22,996	15,119	(4,071)	13,611
Adjusted income tax (benefit) expense	(3,481)	(36,323)	5,591	10,880	16,372

GAAP net (loss) income	$(29,533)	$52,160	$(128,661)	$5,216	$41,752
Restructuring, integration and other expenses (net of tax)	63,222	19,137	14,839	10,888	18,358
Goodwill and long-lived asset impairment expenses (benefits) (net of tax)	137,659	(1,951)	139,610	-	-
Amortization of intangible assets and other (net of tax)	65,436	15,339	16,764	17,490	15,843
Other expenses and early debt redemption (net of tax)	15,344	1,548	10,534	3,262	-
Income tax (benefit) expense items, net	(47,655)	(22,996)	(15,119)	4,071	(13,611)
Adjusted net income	204,473	63,237	37,967	40,927	62,341

GAAP diluted (loss) earnings per share	$(0.29)	$0.53	$(1.29)	$0.05	$0.40
Restructuring, integration and other expenses (net of tax)	0.63	0.19	0.15	0.11	0.18
Goodwill and long-lived asset impairment expenses (benefits) (net of tax)	1.37	(0.02)	1.39	-	-
Amortization of intangible assets and other (net of tax)	0.65	0.15	0.17	0.17	0.15
Other expenses and early debt redemption (net of tax)	0.15	0.02	0.11	0.03	-
Income tax (benefit) expense items, net	(0.47)	(0.23)	(0.15)	0.04	(0.13)
Adjusted diluted EPS	2.04	0.64	0.38	0.40	0.60

* May not foot/cross foot due to rounding and differences in average diluted shares between quarterly periods compared to the fiscal year to date.

Sales of TI Products

In December 2020, the termination of the Company’s electronic components distribution agreement with Texas Instruments (“TI”) was completed. Sales of TI products by quarter are outlined in the following table:

	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter
	July 3,	April 3,	January 2,	October 3,	June 27,
	2021	2021	2021	2020	2020

	(in millions)
Sales of TI Products	$-	$1.7	$49.6	$241.0	$322.5

Organic Sales

Organic sales is defined as sales adjusted for the impact of significant acquisitions, divestitures and other items by adjusting Avnet’s prior and current periods (if necessary) to include the sales of acquired businesses and exclude the sales of divested businesses as if the acquisitions and divestitures had occurred at the beginning of the earliest period presented. Additionally, fiscal 2021 sales are adjusted for the estimated impact of the extra week of sales in the first quarter of fiscal 2021 due to the 14-week fiscal first quarter and the 53-week fiscal year. Organic sales in constant currency is defined as organic sales (as defined above) excluding the impact of changes in foreign currency exchange rates.

As a result of declining sales due to the termination of the TI distribution agreement discussed further above, organic sales growth rates have also been adjusted to exclude sales of TI products.

The following table presents the reconciliation of reported sales to organic sales for the fourth quarter and full year of fiscal 2021.

	Quarter Ended			Year Ended
	Sales		Organic					Organic
	As Reported		Sales	Sales		Organic		Sales
	and Organic	TI Sales	Adj for TI	As Reported	Estimated	Sales	TI Sales	Adj for TI
	Q4-Fiscal	Q4-Fiscal	Q4-Fiscal	Q4-Fiscal	Extra	Q4-Fiscal	Q4-Fiscal	Q4-Fiscal
	2021	2021(1)	2021(1)	2021	Week(2)	2021	2021(1)	2021(1)

	(in millions)
Avnet	$5,226.7	$—	$5,226.7	$19,534.7	$306.0	$19,228.7	$292.2	$18,936.5
Avnet by region
Americas	$1,194.4	$—	$1,194.4	$4,662.5	$77.0	$4,585.5	$82.9	$4,502.6
EMEA	1,737.3	—	1,737.3	6,149.9	97.0	6,052.9	124.2	5,928.7
Asia	2,295.0	—	2,295.0	8,722.3	132.0	8,590.3	85.1	8,505.2
Avnet by segment
EC	$4,785.3	$—	$4,785.3	$18,030.5	$284.0	$17,746.5	$292.2	$17,454.3
Farnell	441.4	—	441.4	1,504.2	22.0	1,482.2	—	1,482.2

(1)	Sales adjusted for the impact of the termination of the TI distribution contract.
(2)	The impact of the additional week of sales in the first quarter of fiscal 2021 is estimated.

The following table presents reported and organic sales growth rates for the fourth quarter and full year of fiscal 2021 compared to fiscal 2020.

	Quarter Ended			Year Ended

		Sales	Organic					Organic
		As Reported	Sales		Sales		Organic	Sales
	Sales	and Organic	Adj for TI		As Reported		Sales	Adj for TI
	As Reported	Year-Year %	Year-Year %	Sales	Year-Year %	Organic	Year-Year %	Year-Year %
	and Organic	Change in	Change in	As Reported	Change in	Sales	Change in	Change in
	Year-Year	Constant	Constant	Year-Year	Constant	Year-Year	Constant	Constant
	% Change	Currency	Currency(1)	% Change	Currency	% Change	Currency	Currency(1)
Avnet	25.7%	21.5%	31.7%	10.8%	8.0%	9.0%	6.3%	14.8%
Avnet by region
Americas	3.9%	3.9%	12.3%	(2.0)%	(2.0)%	(3.6)%	(3.6)%	2.8%
EMEA	29.3	18.2	28.7	6.9	(0.4)	5.2	(2.1)	5.4
Asia	37.7	36.9	48.2	22.4	21.7	20.6	19.8	30.8
Avnet by segment
EC	23.7%	20.0%	30.9%	10.3%	7.8%	8.6%	6.0%	15.3%
Farnell	51.1	41.1	41.1	16.2	11.2	14.5	9.5	9.5

(1)	Sales growth rates excluding the impact of the termination of the TI distribution agreement.

Historical Segment Financial Information

		Fiscal 2021
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	July 3,	January 2,	January 2,	October 3,
	2021*	2021	2021	2021	2020

	(in millions)
Sales:
Electronic Components	$18,030.5	$4,785.3	$4,520.6	$4,342.4	$4,382.2
Farnell	1,504.2	441.4	396.1	325.8	340.9
Avnet sales	$19,534.7	$5,226.7	$4,916.7	$4,668.2	$4,723.1

Operating income:
Electronic Components	$454.8	$147.8	$118.6	$103.9	$84.4
Farnell	86.9	36.5	23.9	14.6	12.0
	541.7	184.3	142.5	118.5	96.4
Corporate expenses	(134.7)	(32.5)	(31.9)	(39.0)	(31.3)
Restructuring, integration and other expenses	(84.4)	(28.4)	(17.6)	(11.9)	(26.4)
Amortization of acquired intangible assets and other	(41.2)	(5.4)	(5.3)	(10.4)	(20.2)
Avnet operating income	$281.4	$118.0	$87.7	$57.2	$18.5

Sales by geographic area:
Americas	$4,662.5	$1,194.4	$1,161.0	$1,101.5	$1,205.7
EMEA	6,149.9	1,737.3	1,585.6	1,346.3	1,480.7
Asia	8,722.3	2,295.0	2,170.1	2,220.4	2,036.7
Avnet sales	$19,534.7	$5,226.7	$4,916.7	$4,668.2	$4,723.1

* May not foot/cross foot due to rounding

		Fiscal Year 2020
		Quarters Ended
		Fourth Quarter	Third Quarter	Second Quarter	First Quarter
	Fiscal Year	June 27,	March 28,	December 28,	September 28,
	2020*	2020*	2020*	2019	2019

	(in millions)
Sales:
Electronic Components	$16,340.1	$3,867.6	$3,974.7	$4,203.6	$4,294.2
Farnell	1,294.2	292.1	335.1	331.2	335.8
Avnet	$17,634.3	$4,159.7	$4,309.8	$4,534.8	$4,630.0

Operating income (loss):
Electronic Components	$349.1	$58.9	$84.8	$93.1	$112.3
Farnell	75.5	10.4	23.4	20.0	21.8
	424.6	69.3	108.2	113.1	134.1
Corporate expenses	(121.6)	(26.3)	(37.8)	(30.9)	(26.7)
Restructuring, integration and other expenses	(81.9)	(23.8)	(19.2)	(14.3)	(24.6)
Goodwill and long-lived asset impairment expenses	(144.1)	1.7	(145.8)	-	-
Amortization of acquired intangible assets and other	(81.6)	(19.0)	(21.1)	(21.4)	(20.1)
Avnet operating (loss) income	$(4.6)	$1.9	$(115.8)	$46.5	$62.7

Sales by geographic area:
Americas	$4,755.3	$1,149.3	$1,203.6	$1,186.6	$1,215.8
EMEA	5,753.4	1,344.2	1,512.5	1,425.8	1,470.9
Asia	7,125.6	1,666.2	1,593.7	1,922.4	1,943.3
Avnet	$17,634.3	$4,159.7	$4,309.8	$4,534.8	$4,630.0

* May not foot/cross foot due to rounding

Guidance Reconciliation

The following table presents the reconciliation of non-GAAP adjusted diluted earnings per share guidance to the expected GAAP diluted earnings per share guidance for the first quarter of fiscal 2022.

	Low End of	High End of
	Guidance Range	Guidance Range

Adjusted diluted earnings per share guidance	$1.02	$1.12
Restructuring, integration and other expense (net of tax)	(0.08)	(0.04)
Amortization of intangibles and other (net of tax)	(0.04)	(0.02)
Income tax expense adjustments	(0.05)	0.05
GAAP diluted earnings per share guidance	$0.85	$1.11